UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2012

Marina Biotech, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
_________________________________ (Address of principal executive offices)	___________ (Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Entry into License Agreement

On August 2, 2012, Marina Biotech, Inc. (the “Company”) entered into a worldwide, non-exclusive License Agreement (the “License Agreement”) with Novartis Institutes for Biomedical Research, Inc. (“Novartis”), a global leader in the development of human therapeutics, for the Company’s conformationally restricted nucleotide technology for the development of both single and double-stranded oligonucleotide therapeutics. The Company received $1 million in a one-time upfront payment for the non-exclusive license.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary is qualified in its entirety by reference to the License Agreement, a redacted copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012.

Repayment and Conversion of Secured Notes

On August 3, 2012, the Company entered into a Third Amendment (the “Third Amendment”) to that certain Note and Warrant Purchase Agreement (as amended from time to time, the “Note Purchase Agreement”) dated as of February 10, 2012 among the Purchasers identified on the signature pages thereto (the “Purchasers”), the Company, MDRNA Research, Inc., a wholly-owned subsidiary of the Company (“Research”), and Cequent Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (“Cequent” and, together with the Company and Research, the “Companies”), and the 15% secured promissory notes that the Company issued to the Purchasers pursuant thereto (the “Notes”), whereby the Company and the Purchasers agreed that if the Company, at any time prior to December 31, 2012, effects any merger or consolidation of the Company whereby the holders of the issued and outstanding shares of the common stock, par value $0.006 per share, of the Company (the “Common Stock”), immediately prior to the consummation of such transaction hold less than fifty percent (50%) of the issued and outstanding shares of the voting securities of the surviving corporation immediately following the consummation of such transaction, the Companies will have fully satisfied their obligations to repay the entire unpaid principal balance under the Notes and all accrued and unpaid interest thereon through: (i) payment to the Purchasers (on a pro rata basis) of all sums received from the sale of surplus equipment by the Companies (net of sales expenses), such amounts to be applied promptly following sale first to interest accrued on the Notes and not yet paid and then to principal outstanding thereon; and (ii) the issuance to the Purchasers (on a pro rata basis) of an aggregate number of shares of Common Stock calculated by converting the then total outstanding principal and interest under the Notes at a value of $0.28 per share of Common Stock (which shall be adjusted for corporate events such as stock splits, certain mergers, and subsequent financings effected on or prior to June 30, 2014) (the “Conversion Price”).

In addition, and as further consideration for the Third Amendment, the Company agreed to issue to the Purchasers (on a pro rata basis), promptly upon the execution of the Third Amendment, warrants to purchase up to an aggregate of 1,250,000 shares of Common Stock (the “Warrants”). The Warrants will have an initial exercise price of $0.28 per share, which is subject to adjustment (including as a result of subsequent financings completed on or prior to June 30, 2014), will be exercisable for a period of five years beginning six months and one day following the issuance of the Warrants, and otherwise have substantially the same terms and conditions as the warrants that were issued to the Purchasers upon the closing of the Note Purchase Agreement. Furthermore, upon the execution of the Third Amendment, the per share exercise price of the warrants previously issued to the Purchasers pursuant to the Note Purchase Agreement (including the amendments thereto) on each of February 10, 2012, April 30, 2012 and May 31, 2012 (namely to purchase up to an aggregate of 4,605,077 shares of Common Stock) shall automatically, and without any further action by the Company or the Purchasers, be reduced to $0.28.

Immediately upon the issuance to the Purchasers of all of the consideration described in the Third Amendment, the Notes shall be deemed cancelled and of no further force and effect, and any obligations of the Companies to the Purchasers pursuant to the Notes shall be deemed satisfied in full.

In addition, the Companies agreed in the Third Amendment that at any time prior to the automatic conversion of the Notes as described in the Third Amendment, the Purchasers shall have the right, on notice to the Companies, to convert the Notes to an aggregate number of shares of Common Stock calculated by converting the then total outstanding principal and interest under the Notes by the Conversion Price in effect at such time.

Furthermore, pursuant to the Third Amendment, the Purchasers agreed to extend the maturity date of the Notes from June 15, 2012 to December 31, 2012.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Third Amendment and the Warrants, a copy of each of which is attached as an exhibit to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Third Amendment described under the heading “Repayment and Conversion of Secured Notes” in Item 1.01 above, the Company may issue to the Purchasers such number of shares of Common Stock as is equal to (x) the then total outstanding principal and interest under the Notes divided by (y) the Conversion Price in effect at such time. In addition, the Company is issuing the Warrants described in Item 1.01 above to the Purchasers in connection with the execution of the Third Amendment. The Company is offering and selling the foregoing securities in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On August 8, 2012, Gregory Sessler submitted his resignation as a member of the Board of Directors of the Company, effective at the close of business on August 8, 2012.

Amendments to Employment Agreements

The Company entered into letter agreements, dated August 2, 2012, with each of J. Michael French, its President and Chief Executive Officer, Philip C. Ranker, its interim Chief Financial Officer and Secretary, and Richard T. Ho, M.D., Ph.D., its Executive Vice President – Research and Development, pursuant to which the Company and each of Messrs. French, Ranker and Ho agreed that, notwithstanding anything to the contrary contained in: (i) that certain Employment Agreement, dated June 10, 2008, between the Company and Mr. French, (ii) that certain Employment Agreement, effective as of September 7, 2011, by and between the Company and Mr. Ranker, and (iii) that certain Employment Agreement, effective as of September 1, 2011, by and between the Company and Dr. Ho, each of Messrs. French, Ranker and Ho may engage in consulting and other similar work, not directly competitive with the Company, while employed by the Company.

The foregoing summary of the letter agreements that the Company has entered into with Messrs. French, Ranker and Ho does not purport to be complete and is qualified in its entirety by reference to the copies of such letter agreements, which are attached as exhibits to this Current Report on Form 8-K.

Item 8.01 Other Events.

On August 3, 2012, the Company issued a press release announcing that it had entered into the License Agreement with Novartis, a copy of which is attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

10.1	Third Amendment to Securities Purchase Agreement.

10.2**	Letter Agreement, dated August 7, 2012, between the Company and J. Michael French.

10.3**	Letter Agreement, dated August 7, 2012, between the Company and Philip C. Ranker.

10.4**	Letter Agreement, dated August 7, 2012, between the Company and Richard T. Ho., M.D., Ph.D.

99.1	Press release of Marina Biotech, Inc. dated August 3, 2012.

__________

** Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

August 8, 2012	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

10.1	Third Amendment to Securities Purchase Agreement.

10.2**	Letter Agreement, dated August 7, 2012, between the Company and J. Michael French.

10.3**	Letter Agreement, dated August 7, 2012, between the Company and Philip C. Ranker.

10.4**	Letter Agreement, dated August 7, 2012, between the Company and Richard T. Ho., M.D., Ph.D.

99.1	Press release of Marina Biotech, Inc. dated August 3, 2012.

__________

** Indicates management contract or compensatory plan or arrangement.